UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

OUTLOOK THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

485 Route 1 South, Building F, Suite 320, Iselin, New Jersey 08830
(609) 619-3990
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of Outlook Therapeutics, Inc., a Delaware corporation. The meeting will be held on Wednesday, March 29, 2023 at 10:00 a.m. Eastern time at the Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, Pennsylvania 19428.
You are being asked to vote on the following matters:
(1)
To elect the Board’s nominees, Yezan Haddadin, Kurt J. Hilzinger and Faisal G. Sukhtian, to the Board of Directors as Class I Directors to hold office until the 2026 Annual Meeting of Stockholders.

(2)
To approve the amendment of Outlook Therapeutics, Inc.’s Amended and Restated Certificate of Incorporation to increase the total number of shares of our common stock authorized for issuance from 325,000,000 shares to 425,000,000 shares.

(3)
To approve the potential issuance in excess of 19.99% of our outstanding common stock upon the conversion of an outstanding convertible note at less than the “minimum price” under Nasdaq Listing Rule 5635, if required pursuant to the terms of the convertible note.

(4)
To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2023.

(5)
A non-binding advisory vote on the compensation of Outlook Therapeutics, Inc.’s named executive officers.

(6)
To conduct any other business properly brought before the Annual Meeting and any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is January 30, 2023. Only stockholders of record as of the close of business on that date may vote at the meeting or any adjournment or postponement thereof.
By Order of the Board of Directors,
/s/ Lawrence A. Kenyon

Lawrence A. Kenyon
Corporate Secretary
Iselin, New Jersey
February 15, 2023

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

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OUTLOOK THERAPEUTICS, INC.
485 Route 1 South, Building F, Suite 320, Iselin, New Jersey 08830
(609) 619-3990
PROXY STATEMENT FOR THE
2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 29, 2023
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Why am I receiving these materials?
We have sent you this proxy statement, our annual report to stockholders for the fiscal year ended September 30, 2022 and the Proxy Card, or collectively, the Proxy Materials, because the Board of Directors of Outlook Therapeutics, Inc. (sometimes referred to as “our company” or “Outlook Therapeutics”) is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders, or the Annual Meeting, including any adjournment or postponement thereof. This proxy statement summarizes the information you will need to know to cast an informed vote at the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed Proxy Card, or follow the instructions below to submit your proxy over the telephone or through the internet.
We intend to begin mailing these Proxy Materials on or about February 23, 2023 to all stockholders of record entitled to vote at the Annual Meeting. Rules adopted by the Securities and Exchange Commission, or the SEC, allow companies to send stockholders a notice of internet availability of Proxy Materials, rather than mail them full sets of Proxy Materials. This year, we chose to mail full packages of Proxy Materials to stockholders. However, in the future we may take advantage of the internet distribution option. If, in the future, we choose to send such notices, they would contain instructions on how stockholders can access our notice of annual meeting and proxy statement via the internet. They would also contain instructions on how stockholders could request to receive their materials electronically or in printed form on a one-time or ongoing basis.
How do I attend the Annual Meeting?
The Annual Meeting will be held on Wednesday, March 29, 2023, at 10:00 a.m. Eastern Time, at Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, Pennsylvania 19428. Information on how to vote in person at the Annual Meeting is discussed below.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on January 30, 2023, or the Record Date, will be entitled to vote at the Annual Meeting. On the Record Date, there were 256,666,794 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on the Record Date your shares of common stock were registered directly in your name with Outlook Therapeutics’ transfer agent, American Stock Transfer & Trust Company, LLC, or AST, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed Proxy Card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on the Record Date your shares of common stock were held not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and these Proxy Materials are being forwarded to you by that organization.

The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
There are five matters scheduled for a vote:
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Proposal No. 1: Election of three Class I directors.

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Proposal No. 2: Approval of the amendment of Outlook Therapeutics’ Amended and Restated Certificate of Incorporation, as amended, or the Restated Certificate, to increase the total number of shares of our common stock authorized for issuance from 325,000,000 shares to 425,000,000 shares, or the Authorized Share Increase Proposal.

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Proposal No. 3: Approval of the potential issuance in excess of 19.99% of our outstanding common stock upon the conversion of an outstanding convertible note at less than the “minimum price” under Nasdaq Listing Rule 5635, if required pursuant to the terms of the convertible note, or the Nasdaq Share Issuance Proposal.

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Proposal No. 4: Ratification of the selection by the Audit Committee of the Board of Directors of Outlook Therapeutics of KPMG LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2023.

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Proposal No. 5: A non-binding advisory vote on the compensation of Outlook Therapeutics’ named executive officers.

What if another matter is properly brought before the meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” the nominees to the Board of Directors in Proposal No. 1 or you may “Withhold” your vote for any nominee you specify. For Proposal Nos. 2, 3, 4 and 5, you may vote “For” or “Against” or abstain from voting.
Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record as of the Record Date, you may vote in person during the Annual Meeting or you may vote by proxy using the enclosed Proxy Card, over the telephone or through the internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.
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To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

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To vote using the Proxy Card, simply complete, sign and date the enclosed Proxy Card and return it promptly in the envelope provided. If you return your signed Proxy Card to us before the Annual Meeting, we will vote your shares as you direct.

To vote over the telephone, dial toll-free 1-800-PROXIES (1-800-776-9437) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed Proxy Card. Your telephone vote must be received by 11:59 p.m., Eastern Time on March 28, 2023 to be counted.
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To vote through the internet, go to http://www.voteproxy.com to complete an electronic Proxy Card. You will be asked to provide the company number and control number from the enclosed Proxy Card. Your internet vote must be received by 11:59 p.m., Eastern Time on March 28, 2023 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these Proxy Materials from that organization rather than from Outlook Therapeutics. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these Proxy Materials or contact your broker or bank to request a proxy form.
Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on the Record Date.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your Proxy Card, by telephone, through the internet or in person at the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank (Broker non-votes)
If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange, or NYSE, deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as elections of directors (even if not contested). Accordingly, your broker or nominee may not vote your shares on Proposal Nos. 1, 2, 3 or 5 without your instructions, but may vote your shares on Proposal No. 4 even in the absence of your instruction.
What if I return a Proxy Card or otherwise vote but do not make specific choices?
If you return a signed and dated Proxy Card or otherwise vote without marking voting selections on matters on which you are entitled to cast votes, your shares will be voted, as applicable, “For” the election of the nominees for directors named in Proposal No. 1 and “For” Proposal Nos. 1, 2, 3 and 5. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your Proxy Card) will vote your shares using his best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these Proxy Materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication.

Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding Proxy Materials to beneficial owners.
What does it mean if I receive more than one set of Proxy Materials?
If you receive more than one set of Proxy Materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Proxy Cards in the Proxy Materials to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
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You may submit another properly completed Proxy Card with a later date.

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You may grant a subsequent proxy by telephone or through the internet.

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You may send a timely written notice that you are revoking your proxy to Outlook Therapeutics’ Corporate Secretary at 485 Route 1 South, Building F, Suite 320, Iselin, New Jersey 08830.

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You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current Proxy Card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by October 26, 2023 to Outlook Therapeutics’ Corporate Secretary at 485 Route 1 South, Building F, Suite 320, Iselin, New Jersey 08830. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must provide specified information in writing to our Corporate Secretary at the address above not later than the close of business on January 2, 2024 nor earlier than the close of business November 30, 2023. You are also advised to review our Bylaws, which contain a description of the information required to be submitted, as well as additional requirements about advance notice of stockholder proposals and director nominations.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for Proposals No. 1, votes “For,” “Withhold” and, if applicable, broker non-votes; with respect to Proposal Nos. 1, 2, 3, 4 and 5, votes “For” and “Against,” abstentions and, if applicable, broker non-votes.
How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Withheld Votes / Abstentions	Effect of Broker Non-Votes
1	Election of Class I Directors	Nominees receiving the most “For” votes	Withheld votes will have no effect	No effect
2	Approval of the Authorized Share Increase Proposal	“For” votes from the holders of a majority of outstanding shares	Abstentions will count as a vote against	Broker non-votes will count as a vote against
3	Approval of the Nasdaq Share Issuance Proposal	“For” votes from the holders of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the subject matter (excluding abstentions and broker non-votes)	Abstentions will have no effect	No effect
4	Ratification of KPMG LLP as Independent Registered Public Accounting Firm for fiscal year 2023	“For” votes from the holders of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the subject matter (excluding abstentions and broker non-votes)	Abstentions will have no effect	No broker non-votes; brokers have discretion to vote
5	A non-binding advisory vote on the compensation of Outlook Therapeutics’ named executive officers	“For” votes from the holders of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the subject matter (excluding abstentions and broker non-votes)	Abstentions will have no effect	No effect
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the Record Date, there were 256,666,794 shares of common stock outstanding and entitled to vote. Thus, shares representing 128,333,398 votes must be present in person or represented by proxy at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What proxy materials are available on the internet?
This proxy statement, the Proxy Card and the annual report to stockholders will be available at https://www.astproxyportal.com/ast/22704/.

PROPOSAL 1
ELECTION OF DIRECTORS
Our Board of Directors, or the Board, is divided into three classes, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board presently has ten members. There are three Class I directors whose terms of office expire at the Annual Meeting in 2023. Each of the nominees listed below has been selected by the Board as a nominee in accordance with the recommendation of the Nominating and Corporate Governance Committee, or the Nominating Committee. Each of the nominees listed below has been previously elected by the stockholders. If elected at the Annual Meeting, each of these nominees would serve until the 2026 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. We do not have a formal policy regarding director or director nominee attendance at the Annual Meeting. Two of our nine then-current directors were able to attend the 2022 annual meeting of stockholders. The remaining directors were unable to attend the meeting due to technical difficulties in accessing the virtual meeting platform.
Directors are generally elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the nominees need to receive the highest number of affirmative votes to be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If the nominees become unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our company. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that the nominees will be unable to serve.
Nominees for Election
The following discussion includes brief biographies of each of the nominees for Class I Director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Board to recommend those persons as nominees for Class I Director, as of January 30, 2023.
The Nominating Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, the Nominating Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating Committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating Committee to believe that that nominee should continue to serve on the Board.
NAME	AGE	POSITION HELD WITH THE COMPANY
Yezan Haddadin	47	Director, Class I
Kurt J. Hilzinger	62	Director, Class I
Faisal G. Sukhtian	38	Director, Class I
Yezan Haddadin.   Mr. Haddadin has served as a member of the Board since October 2017. Since July 2017, Mr. Haddadin has served as chief executive officer of GMS Capital Partners LLC, an investment company focused on making direct private equity investments in North America. GMS Capital Partners LLC is a subsidiary of GMS Holdings. From 2014 to 2017, Mr. Haddadin served as the Chief Executive Officer and a member of the board of directors of a regional investment bank based in Amman, Jordan and Dubai, United Arab Emirates. From 2013 to 2014, Mr. Haddadin served as an Advisor at Ripplewood

Holdings LLC, a New York-based private equity firm. Mr. Haddadin also served as a Managing Director at Perella Weinberg Partners in New York from 2007 to 2013 and an Executive Director with J.P. Morgan in its mergers and acquisitions group from 2000 to 2007. Mr. Haddadin is member of the board of directors of Jordan Ahli Bank. Mr. Haddadin previously served as a member of the board of directors at Sixth of October Development & Investment Company, a publicly listed Egyptian real estate development company. Mr. Haddadin holds a J.D. from Northwestern University Law School and a B.S. in Foreign Service from Georgetown University. Mr. Haddadin is designated to the Board by GMS Ventures & Investments, or GMS Ventures, pursuant to the Amended and Restated Investor Rights Agreement by and between our company and GMS Ventures dated April 21, 2022.
The Board believes Mr. Haddadin’s managerial and capital raising experience qualifies him to serve on the Board.
Kurt J. Hilzinger.   Mr. Hilzinger has served as a member of the Board since December 2015. Since 2007, Mr. Hilzinger has served as a partner at Court Square Capital Partners L.P., an independent private equity firm, where he is responsible for investing in the healthcare sector. Since July 2003, Mr. Hilzinger also has served in various capacities as a member of the board of directors at Humana, Inc., a managed care company, including serving as Lead Director from August 2010 to January 2014, and as Chairman since January 2014. In addition, Mr. Hilzinger also has served in several roles at AmerisourceBexgen Corporation, a healthcare company, including as a member of the board of directors from March 2004 to November 2007, as the President and Chief Operating Officer from October 2002 to November 2007 and as the Executive Vice President and Chief Operating Officer from August 2001 to October 2002. Mr. Hilzinger also serves on the Visiting Committee at the Ross School of Business at the University of Michigan. Mr. Hilzinger received a B.B.A. in Accounting from the University of Michigan and is a Certified Public Accountant in Michigan.
The Board believes Mr. Hilzinger’s experience and financial expertise in the healthcare sector qualify him to serve on our Board.
Faisal G. Sukhtian.   Mr. Sukhtian has served as a member of the Board since September 2017. Mr. Sukhtian is the Executive Director at GMS Holdings, a privately owned diversified investment company. Mr. Sukhtian oversees a number of investments within the GMS Holdings portfolio and has served as a director on the company’s board since 2008. Mr Sukhtian has extensive experience in operations, strategy development and mergers and acquisitions in the biopharma and life sciences space. He has been the chairman of the board of Genepharm, a leading European B2B pharmaceutical company, since 2019. Mr. Sukhtian served as a member of the board of MS Pharma, a leading regional pharmaceutical company focused on the MENA region, since 2011. Mr. Sukhtian has served as Vice Chairman of the board of Agri Sciences, an international crop protection company headquartered in Jordan, since 2010. Mr. Sukhtian previously served on the boards of Stelis Biopharma, a biotech company based in India, from 2015 to 2021, as well as Alvogen, a global generics company, from 2008 to 2014. From 2008 to 2011, Mr. Sukhtian served as Executive Director of Munir Sukhtian International. Mr. Sukhtian has served as a member of the board of directors of Expert Petroleum, an oilfield services company based in Romania, since 2008, and Waterloo Industries, Inc., a manufacturer of tool storage based in the United States, from 2015 to 2017. Prior to joining GMS Holdings, Mr. Sukhtian worked at J.P. Morgan, in New York, where he worked primarily on mergers and acquisitions, debt and equity transactions serving clients in the industrials and transportation industries. Mr. Sukhtian received an M.B.A. from Columbia Business School and a B.S. in International Economics from Georgetown University’s School of Foreign Service. Mr. Sukhtian is designated to the Board by GMS Ventures pursuant to the Amended and Restated Investor Rights Agreement by and between our company and GMS Ventures dated April 21, 2022.
The Board believes Mr. Sukhtian’s managerial and pharmaceutical industry experience qualifies him to serve on the Board.

Vote Required
The election of directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes and abstentions will have no effect on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2024 (Class II) and 2025 (Class III) Annual Meetings
The following table sets forth information concerning our continuing directors as of January 30, 2023.
NAME	AGE	POSITION HELD WITH THE COMPANY, CLASS
Ralph H. “Randy” Thurman	73	Executive Chairman of the Board, Director, Class III
Gerd Auffarth	58	Director, Class II
Julian Gangolli	65	Director, Class III
Julia A. Haller	68	Director, Class II
Andong Huang	26	Director, Class II
Lawrence A. Kenyon	57	Chief Financial Officer, Executive Vice President, Treasurer, Secretary, Director, Class II
C. Russell Trenary III	65	President, Chief Executive Officer and Director, Class III
Ralph H. “Randy” Thurman.   Mr. Thurman has served as the Executive Chairman of the Board since June 2018 and served as a member of the Board since April 2018. He also currently serves as a director of TFF Pharmaceuticals, and as an Advisory Board Director for the Villanova Law School Scarpa Center for Law and Entrepreneurialism and is engaged as an independent advisor/operating executive in the private equity industry. Mr. Thurman was previously a member of the board of directors of Allscripts, Inc. and the Executive Chairman of Presbia PLC (an Orchard Capital Corporation company), a publicly-traded medical device company. From 2008 until 2011, Mr. Thurman served as Executive Chairman of CardioNet Inc. (now known as BioTelemetry, Inc.), and as its interim Chief Executive Officer from 2008 until 2010. From 2001 until 2007, Mr. Thurman was Founder, Chairman and Chief Executive Officer of VIASYS Healthcare Inc., a diversified healthcare technology company, which was acquired by Cardinal Healthcare Inc. in 2007. Mr. Thurman served as a consultant to Cardinal Healthcare Inc. from the date of acquisition until 2008. From 1997 until 2001, Mr. Thurman served as Chairman and Chief Executive Officer of Strategic Reserves LLC, which provided advisory services to bio-pharmaceutical, genomic, and medical device companies. From 1993 until 1997, Mr. Thurman was Chairman and Chief Executive Officer of Corning Life Sciences, Inc., and from 1984 until 1993, Mr. Thurman held various positions at Rhone-Poulenc Rorer Pharmaceuticals, Inc., a global pharmaceutical company, ultimately as its President. Mr. Thurman served as a fighter pilot in the United States Air Force and is a member of the Distinguished Flying Cross Society of America.
The Board believes Mr. Thurman’s expertise in corporate governance, operating and investing, as well as extensive expertise in the healthcare industry, qualify him to serve on the Board.
Gerd Auffarth.   Prof. Dr. Auffarth has served as a member of the Board since April 2020. Prof. Dr. Auffarth is an internationally recognized ophthalmologist in the area of research and development as well as clinical care for patients. He currently serves as the Medical Director of Heidelberg University Eye Clinic. Prior to his appointment as Medical Director in 2011, he worked as a senior physician at the University Eye Clinic. He currently serves as the Director of the International Vision Correction Research Center (IVCRC) and the David J. Apple Laboratory for Ocular Pathology. He is a board member of the German and the European Society for Cataract and Refractive Surgery. In 2004 he was appointed Vice Chairman and Deputy Director of the Heidelberg Department of Ophthalmology; he was awarded Extraordinary Professorship in the Medical Faculty of the University of Heidelberg in May 2005. Prof. Dr. Auffarth holds an M.D. from RWTH Aachen University and a Ph.D. in Ocular Pathology from the Ruprecht-Karls University of Heidelberg.
The Board believes Prof. Dr. Auffarth’s experience and expertise in ophthalmology qualify him to serve on the Board.
Julian Gangolli.   Mr. Gangolli has served as a member of the Board since April 2020. From May 2015 to April 2019, he served as President, North America of GW Pharmaceuticals Inc., and President of Greenwich Biosciences, Inc., the U.S. subsidiary of GW Pharmaceuticals Inc., spearheading the buildout of the company’s U.S. commercial infrastructure in advance of the potential launch of its lead therapeutic candidate, Epidiolex® (cannabidiol or CBD), which is in late-stage development for a number of child-onset epilepsy syndromes. Mr. Gangolli also served as a member of the board of directors of GW Pharmaceuticals Inc. from July 2015 to March 2017. Prior to joining GW Pharmaceuticals Inc., Mr. Gangolli served as President of the North American Pharmaceutical division of Allergan Inc. for 11 years. Prior to that, he served as Senior Vice President, U.S. Eye Care at Allergan. Prior to Allergan, Mr. Gangolli served in sales and marketing positions at VIVUS, Inc., Syntex Pharmaceuticals, Inc., and Ortho-Cilag Pharmaceuticals Ltd in the United Kingdom. Mr. Gangolli currently serves as a member of the board of directors of Krystal Biotech, Inc. and Revance Therapeutics. Mr. Gangolli holds a B.S. in Applied Chemistry from Kingston University.
The Board believes that Mr. Gangolli’s operating experience in the biopharmaceutical industry, experience at multiple public pharmaceutical companies and his expertise in the development and commercialization of specialty pharmaceutical products qualify him to serve on the Board.
Julia A. Haller, MD.   Dr. Haller has served as a member of the Board since August 2022. Dr. Haller has served as the Ophthalmologist-in-Chief of Wills Eye Hospital since November 2007, where she holds the William Tasman, M.D. Endowed Chair and is Professor and Chair of the Department of Ophthalmology at Sidney Kimmel Medical College at Thomas Jefferson University and Thomas Jefferson University Hospitals. Prior to her current positions, Dr. Haller trained at the Wilmer Eye Institute at Johns Hopkins where she served as the first female Chief Resident. She then joined the Johns Hopkins faculty where she directed the retina fellowship program and held the Katharine Graham Chair in Ophthalmology. Dr. Haller currently serves on the board of directors at Bristol Myers Squibb Co. and Opthea Limited and previously served on the board of directors at Eyenovia, Inc. and Celgene. Dr. Haller currently serves on the board of The Philadelphia Orchestra Association, is vice chair of the Board of Trustees of The College of Physicians of Philadelphia, chairs the Heed Ophthalmic Foundation, and is president of the council for the Johns Hopkins Medicine Alumni Association. Dr. Haller received a A.B. in Philosophy from Princeton University and her M.D. from Harvard University Medical School.
The Board believes Dr. Haller’s experience in ophthalmology, as well as her service on the board of directors for companies in the life sciences industry, qualify her to serve on the Board.
Andong Huang.   Mr. Huang has served as a member of the Board since June 2020. Mr. Huang has been Vice President, Business Development for Syntone Technologies Group (China) since 2017, focusing on strategic partnerships and international business relationships. Mr. Huang received his Honours Bachelor of Arts from the University of Toronto with majors in Economics and East Asian Studies and is fluent in Mandarin Chinese and English. Mr. Huang was initially appointed to the Board by Syntone Ventures LLC pursuant to the Stock Purchase Agreement by and between the Company and Syntone Ventures LLC, dated May 22, 2020.
The Board believes Mr. Huang’s industry experience and relationship with a significant investor qualify him to serve on the Board.
Lawrence A. Kenyon.   Mr. Kenyon has served as a member of the Board and Chief Financial Officer since August 2018, as Chief Executive Officer and President from August 2018 to July 2021, as Interim Chief Executive Officer from June 2018 to August 2018, and as our Chief Financial Officer, Treasurer and Corporate Secretary since September 2015. Prior to that, from February 2014 to September 2015, Mr. Kenyon served as the Chief Financial Officer of Arno Therapeutics, Inc., a biopharmaceutical company focused on the development of therapeutics for cancer and other life-threatening diseases, and also as Chief Operating Officer from July 2014 to September 2015. From December 2011 to March 2013, Mr. Kenyon served as the Interim President & Chief Executive Officer, Chief Financial Officer and Secretary of Tamir Biotechnology, Inc., a publicly held biopharmaceutical company engaged in the development of oncology and anti-infective therapeutics. Prior to that, from December 2008 to July 2010, Mr. Kenyon was the Executive Vice President, Finance and, commencing in March 2009, the Chief Financial Officer of, Par Pharmaceutical Companies, Inc., a publicly held generic and branded specialty pharmaceutical company, or Par. Prior to joining Par, Mr. Kenyon was the Chief Financial Officer and Secretary of Alfacell Corporation, or Alfacell, from January 2007 through February 2009 and also served at various times during this period as Alfacell’s Executive Vice President, Chief Operating Officer and President, and was a member of Alfacell’s board of directors from November 2007 to April 2009. Prior to joining Alfacell, Mr. Kenyon served as the Executive Vice President, Chief Financial Officer and Corporate Secretary at NeoPharm, Inc., a publicly traded biopharmaceutical company, from 2000 to 2006. Mr. Kenyon received a B.A. in Accounting from the University of Wisconsin  —  Whitewater and is a CPA in Illinois.
The Board believes Mr. Kenyon’s experience as our former Chief Executive Officer and as our Chief Financial Officer, combined with his experience in the biopharmaceutical industry, qualifies him to serve on the Board.
C. Russell Trenary III.   Mr. Trenary has served as our President, Chief Executive Officer, and member of the Board since July 2021. He most recently was an Executive Advisor at InnFocus Inc. from April 2020 to July 2021, after serving as President & CEO from October 2013 to April 2020, including the company’s acquisition in August 2016 by Santen Pharmaceutical Co., Ltd. Prior to that, he was President and CEO of G&H Orthodontics, a global medical device company, and served in a number of senior leadership positions at Advanced Medical Optics (AMO), Inc., including as President of the cataract business unit, Chief Marketing Officer, President Americas, Executive VP Public Policy. Prior to that, Mr. Trenary held C-suite positions at Sunrise Technologies International, Inc., served as Senior Vice President, Worldwide Sales & Marketing / Officer at VidaMed, Inc. and held several senior leadership roles at Allergan, Inc., including as Senior Vice President and General Manager of the Medical Optics business unit. Over the course of his career, he has played a key role in seven acquisitions and closely led four major product launches in eye care medical devices. Mr. Trenary received a B.S. in Business Administration from Miami University, Oxford, OH and his MBA from Michigan State University.
The Board believes that Mr. Trenary’s expertise in similar positions in the biopharmaceutical and related fields qualifies him to serve on the Board.
Family Relationships
There are no family relationships among any of our directors or executive officers or the persons nominated to become director.
Board Diversity
Due to the complex nature of our business, the Board believes it is important to consider diversity of race, ethnicity, gender, sexual orientation, age, education, cultural background, and professional experiences in evaluating board candidates in order to provide practical insights and diverse perspectives. Below is an overview of the diversity statistics for our Board:
Board Diversity Matrix (As of August 11, 2022)
Total Number of Directors	10
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	9	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or LatinX	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	5	—	—
Two or more races or ethnicities	—	3	—	—
LGBTQ+	0
Did not disclose demographic background	—

Board Diversity Matrix (As of January 30, 2023)
Total Number of Directors	10
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	9	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or LatinX	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	5	—	—
Two or more races or ethnicities	—	3	—	—
LGBTQ+	0
Did not disclose demographic background	—

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of the Board of Directors
As required under the listing standards of The Nasdaq Stock Market, LLC, or Nasdaq, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board. The Board consults with our outside counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and our company, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that the following eight directors are independent directors within the meaning of the applicable Nasdaq listing standards: Prof. Dr. Auffarth, Dr. Haller, and Messrs. Gangolli, Haddadin, Hilzinger, Huang, Sukhtian and Thurman. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with our company.
In making those independence determinations, the Board took into account certain relationships and transactions that occurred in the ordinary course of business between us and entities with which some of our directors are or have been affiliated, including the relationships and transactions described in the section of this proxy captioned “Transactions with Related Persons,” and all other facts and circumstances that the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director.
Board Leadership Structure
The Board has an independent Executive Chairman, Mr. Thurman, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Executive Chairman has substantial ability to shape the work of the Board. We believe that separation of the positions of Executive Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of our company. In addition, we believe that having an independent Executive Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of our company and its stockholders. As a result, we believe that having an independent Executive Chairman can enhance the effectiveness of the Board as a whole.
Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing Board committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for our company. The Audit Committee of the Board, or the Audit Committee, has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Compensation Committee of the Board, or the Compensation Committee, assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Typically, the applicable Board committees meet at least annually with the employees responsible for risk management in the committees’ respective areas of oversight. Both the Board as a whole and the various standing committees receive periodic reports from management, as well as incidental reports, as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.
Meetings of the Board of Directors
The Board met four times during the last fiscal year. All Board members attended 75% or more of the aggregate number of meetings of the Board and of the committees on which they served, held during the portion of the last fiscal year for which he or she was a director or committee member.
Information Regarding Committees of the Board of Directors
The Board has four standing committees: an Audit Committee, a Compensation Committee, a Nominating Committee and an Executive Committee. The following table provides current membership information for each of the standing committees of the Board:
Name	Audit	Compensation	Nominating and Corporate Governance	Executive
C. Russell Trenary III				X
Lawrence A. Kenyon				X
Kurt J. Hilzinger	X*	X
Faisal G. Sukhtian			X*	X
Ralph “Randy” H. Thurman	X	X*		X
Yezan Haddadin		X		X
Julian Gangolli	X			X
Gerd Auffarth			X
Andong Huang
Julia A. Haller			X

*
Committee Chairperson

Below is a description of each standing committee of the Board of Directors.
The Board has determined that each member of the Audit Committee, Compensation Committee and Nominating Committee meets the applicable Nasdaq rules and regulations regarding “independence” as applicable to such committee and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to our company.
Audit Committee
The Audit Committee was established by the Board to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of our independent registered public accounting firm; determines and approves the engagement of our independent registered public accounting firm; determines whether to retain or terminate our existing independent registered public accounting firm or to appoint and engage new independent registered public accounting firms; reviews and approves the retention of our independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of our independent registered public accounting firm on our audit engagement team as required by law; reviews and approves or rejects transactions between our company and any related persons; confers with management and our independent registered public accounting firm regarding the effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements with management and our independent registered public accounting firm, including a review of our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
The Audit Committee is currently composed of three directors: Mr. Gangolli, Mr. Thurman and Mr. Hilzinger, with Mr. Hilzinger serving as Chair. Prior to June 21, 2022, Mr. Haddadin served on the Audit Committee until he was replaced by Mr. Thurman. The Audit Committee met four times during the fiscal year. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at https://ir.outlooktherapeutics.com/corporate-governance/governance-highlights.
The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board has determined that each of the members of the Audit Committee satisfies the independence requirements under Rule 10A-3(b)(1) of the Exchange Act. The Board has also determined that Mr. Hilzinger qualifies as an “audit committee financial expert,” as defined in applicable SEC rules.
Compensation Committee
The Compensation Committee is currently composed of three directors: Mr. Thurman, Mr. Hilzinger and Mr. Haddadin, with Mr. Thurman serving as Chair. All members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards). The Compensation Committee met twice during the fiscal year. The Board has adopted a written Compensation Committee charter that is available to stockholders on our website at https://ir.outlooktherapeutics.com/corporate-governance/governance-highlights.
The Compensation Committee acts on behalf of the Board to review, adopt, recommend for adoption and oversee our compensation strategy, policies, plans and programs, including:
•
establishment of corporate and individual performance objectives relevant to the compensation of our executive officers, directors and other senior management and evaluation of performance in light of these stated objectives;

•
review and recommendation or approval to the Board, of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of our executive officers, other senior management and directors; and

•
administration of our equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plan and programs.

Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets as its members deem necessary or appropriate, but in no event less than once annually. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisers or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisers and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During fiscal 2022, the Compensation Committee engaged Mercer as a compensation consultant to evaluate long and short-term executive compensation and director compensation. Mercer reviewed our executive officer and director compensation relative to a peer group and against survey data available to them. Mercer ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Based on the recommendations by Mercer, in December 2021, the Compensation Committee approved the executive employment agreements with each of Terry Dagnon, our Chief Operations Officer, and Jeff Evanson, our Chief Commercial Officer. The terms of each of Mr. Dagnon’s and Mr. Evanson’s executive employment agreements are described under “Executive Compensation” below.
Nominating and Corporate Governance Committee
The Nominating Committee is responsible for identifying, reviewing and evaluating candidates to serve as members of the Board (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, selecting or recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of management and the Board, and developing a set of corporate governance principles for our company.
The Nominating Committee is currently composed of three directors: Mr. Sukhtian, Prof. Dr. Auffarth and Dr. Haller, with Mr. Sukhtian serving as Chair. Prior to August 11, 2022, Mr. Thurman served on the Nominating Committee until he was replaced by Dr. Haller upon her appointment to the Board. All members of the Nominating Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating Committee meets as its members deem necessary or appropriate. The Board has adopted a written Nominating Committee charter that is available to stockholders on our website at https://ir.outlooktherapeutics.com/corporate-governance/governance-highlights. The Nominating Committee met twice during the fiscal year.
The Nominating Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements, our ongoing contractual obligations, and the long-term interests of stockholders. In conducting this assessment, the Nominating Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and our company, to maintain a balance of knowledge, experience and capability.
In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews these directors’ overall service to our company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the

Board. The Nominating Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
At this time, the Nominating Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. The Nominating Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board.
The Nominating Committee will consider director candidates recommended by stockholders. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating Committee at the following address: 485 Route 1 South, Building F, Suite 320, Iselin, New Jersey 08830. Submissions must include the full name of the proposed nominee, age, business and residence address, current principal occupation or employment of the nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director, the class and number of shares of each class of capital stock of the corporation that are owned of record and beneficially by such nominee, and the date or dates on which such shares were acquired and the investment intent of such acquisition. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Executive Committee
Our Board formed the Executive Committee to meet as needed and provide frequent oversight and guidance to management. We believed this to be critical given our small senior management team, liquidity position, and need to maximize the resources of the Board to continue to develop ONS-5010 and maximize stockholder value. The Executive Committee is comprised of our Executive Chairman, Mr. Thurman, Mr. Gangolli, Mr. Haddadin, Mr. Kenyon, Mr. Sukhtian and Mr. Trenary. The Executive Committee meets as needed and provides guidance and direction to the executive management team.
Stockholder Communications with the Board of Directors
Historically, we have not provided a formal process related to stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent.
Code of Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at https://ir.outlooktherapeutics.com/static-files/a7b472e8-e20b-4c13-ac7a-7d879143598d. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.
Corporate Governance Guidelines
We have Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for the Audit Committee, Compensation Committee and Nominating Committee may be viewed at https://ir.outlooktherapeutics.com/corporate-governance/governance-highlights.

PROPOSAL 2
APPROVAL OF AUTHORIZED SHARE INCREASE PROPOSAL
Overview
Our Board of Directors believes that it is advisable and in Outlook Therapeutics’ best interests and in the best interests of our stockholders to amend our Amended and Restated Certificate of Incorporation, as amended, or the Restated Certificate, to increase the total number of authorized shares of common stock from 325,000,000 shares to 425,000,000 shares, or the Authorized Share Increase Proposal. On January 20, 2023, the Board adopted resolutions approving the proposed certificate of amendment of the Restated Certificate, or the Common Increase Certificate, in substantially the form attached as Appendix A hereto. At that time, the Board declared the proposed Common Increase Certificate to be advisable and in the best interests of Outlook Therapeutics and our stockholders and is accordingly submitting the Authorized Share Increase Proposal for approval by our stockholders.
If stockholders approve this Proposal No. 2, we expect to file the Common Increase Certificate with the Secretary of State of the State of Delaware to increase the number of authorized shares of our common stock as soon as practicable following stockholder approval. In this regard, upon filing of the Common Increase Certificate with the Secretary of State of the State of Delaware, Article IV, Paragraph A of the Restated Certificate would be amended as follows, with the proposed additions underlined and proposed deletions stricken through:
“A. The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is ~~three hundred thirty-five million (335,000,000)~~ four hundred thirty-five million (435,000,000) shares. ~~Three hundred twenty-five~~ Four hundred twenty-five million ~~(325,000,000)~~ (425,000,000) shares shall be Common Stock, each having a par value of one cent ($0.01). Ten million (10,000,000) shares shall be Preferred Stock, each having a par value of one cent ($0.01).”
As of the close of business on January 30, 2023, of our 325,000,000 authorized shares of common stock, there were 256,666,794 shares of common stock issued and outstanding. In addition to the 256,666,794 shares of common stock outstanding on January 30, 2023, there were 7,328,552 shares reserved for issuance pursuant to outstanding warrants and 42,581,804 shares reserved for issuance under our various equity compensation plans. As of January 30, 2023, there were 18,422,850 shares remaining available for issuance. Accordingly, at present, there are not sufficient available unissued and unreserved authorized shares of our common stock to meet the needs of our business described below under “— Reasons for the Increase in Authorized Shares”.
The proposed Common Increase Certificate would increase the number of shares of common stock that we are authorized to issue from 325,000,000 shares of common stock to 425,000,000 shares of common stock, representing an increase of 100,000,000 shares of authorized common stock, with a corresponding increase in the total authorized capital stock, which includes common stock and preferred stock, from 335,000,000 shares to 435,000,000 shares.
Reasons for the Increase in Authorized Shares
We have not generated any revenue from product sales. Since inception, we have incurred net losses and negative cash flows from our operations. Through September 30, 2022, we have funded substantially all of our operations through the sale and issuance of $410.6 million in net proceeds of our equity and debt securities. We have also received an aggregate of $29.0 million pursuant to our collaboration and licensing agreements through such date. We anticipate incurring additional losses until such time, if ever, that we can generate significant sales of ONS-5010 or any other product candidate we may develop. We will need substantial additional financing to fund our operations and to commercially launch ONS-5010 or any other product candidate we may develop. Management is currently evaluating various strategic opportunities to obtain the required funding for future operations. These strategies may include but are not limited to payments from potential strategic research and development, licensing and/or marketing arrangements with pharmaceutical companies, private placements and/or public offerings of equity and/or debt securities.

As of the date of this proxy statement, the Board has no definitive plans, arrangements or understandings to issue any of the additional shares of common stock that would be available as a result of the approval of the Authorized Share Increase Proposal, except as described in Proposal No. 3 of this proxy statement. Our Board believes it is appropriate to increase our authorized shares of common stock so that we have shares of common stock available to provide additional flexibility to promptly and appropriately use our common stock for business and financial purposes in the future, as well as to have sufficient shares available to provide appropriate equity incentives for our employees and other eligible service providers. The additional shares of common stock, if approved, may be used for various purposes without further stockholder approval. These purposes may include: raising capital; providing equity incentives to employees, officers, directors, consultants and/or advisers; establishing collaborative or partnering arrangements with other companies; expanding our business through the acquisition of other businesses, products or technologies; and other purposes.
For example, we will need to raise substantial additional capital to fund our operations and commercially launch ONS-5010 and any other product candidates we may develop. In light of our capital needs, we regularly consider fund raising opportunities and may decide, from time to time, to raise capital based on various factors, including market conditions and our plans of operation.
In this regard, if the Board determines that raising additional capital through issuing the additional shares of common stock is desirable, we want to be able to act quickly if market conditions are favorable. Given the lack of sufficient available unissued and unreserved authorized shares of our common stock, if this Proposal No. 2 is not approved, we will not be able to raise future capital without first obtaining stockholder approval for an increase in the number of authorized shares of common stock. The cost, prior notice requirements and delay involved in obtaining stockholder approval at the time that corporate action may be necessary or desirable could completely eliminate our ability to opportunistically capitalize on favorable market windows, which could delay or preclude our ability to advance our development and potential commercialization efforts. In addition, our success depends in part on our continued ability to attract, retain and motivate highly qualified management and clinical personnel, and if the Authorized Share Increase Proposal is not approved by our stockholders, the lack of unissued and unreserved authorized shares of common stock to provide future equity incentive opportunities that the Compensation Committee deems appropriate could adversely impact our ability to achieve these goals. In summary, if our stockholders do not approve this Proposal No. 2, we may not be able to access the capital markets; continue to conduct the research and development and clinical and regulatory activities necessary to bring ONS-5010 and any other product candidates to market; complete future corporate collaborations and partnerships; attract, retain and motivate employees, officers, directors, consultants and/or advisers; and pursue other business opportunities integral to our growth and success, all of which could severely harm our business and our prospects.
The Board believes that the proposed increase in authorized common stock will make sufficient shares available to provide the additional flexibility necessary to pursue our strategic objectives. Over the past several years, our authorized common stock has allowed us the flexibility to pursue a number of financing transactions that were key to enabling our support of our ONS-5010 development program while at the same time enabling us to continue to provide the employee equity incentives that we deem necessary to attract and retain key employees. Unless our stockholders approve this Proposal No. 2, we will not have any unissued and unreserved authorized shares of common stock to support the growth needed to continue the development of ONS-5010 and any other product candidates by engaging in similar transactions in the future and to respond to compensatory needs by implementing new or revised equity compensation plans or arrangements, all of which could severely harm our business and our prospects.
Effects of the Increase in Authorized Shares
The additional common stock proposed to be authorized under the Common Increase Certificate would have rights identical to our current outstanding common stock. Stockholder approval of the Common Increase Certificate and issuance of the common stock authorized thereby would not affect the rights of the holders of our currently outstanding common stock, except for effects incidental to increasing the number of shares of common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. The additional shares of common stock authorized by the proposed Common Increase Certificate could be issued by the Board without further vote of our stockholders except as may be required in particular cases by the Restated Certificate, applicable law, regulatory agencies or Nasdaq rules. Under the Restated Certificate, our stockholders do not have preemptive rights to subscribe for additional securities that may be issued by us, which means that current stockholders do not have a prior right thereunder to purchase any newly issued shares of common stock in order to maintain their proportionate ownership interests in us.
The increase in our authorized shares of common stock could also have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of Outlook Therapeutics difficult. For example, additional shares could be issued by us so as to dilute the stock ownership or voting rights of a person seeking to obtain control of Outlook Therapeutics. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Although this proposal to approve the Common Increase Certificate has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), and the Board does not intend or view the proposed increase in the number of authorized shares of common stock as an anti-takeover measure, stockholders should nevertheless be aware that approval of this Proposal No. 2 could facilitate future efforts by us to deter or prevent changes in control, including transactions in which our stockholders might otherwise receive a premium for their shares over then-current market prices.
Required Vote
The affirmative vote of the holders of a majority of the outstanding voting shares will be required to approve the amendment of our Restated Certificate to increase the total number of authorized shares of common stock. Abstentions and broker non-votes will have the effect of a vote “against” this proposal.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL 2

PROPOSAL 3
APPROVAL OF THE NASDAQ SHARE ISSUANCE PROPOSAL
You are being asked to consider and vote upon a proposal that provides for the potential issuance of a number of shares of our common stock in excess of 19.99% of our outstanding shares of common stock upon the conversion of a convertible promissory note that we issued in a private placement in December 2022 at less than the “minimum price” under Nasdaq Listing Rule 5635, if required pursuant to the terms of the convertible note, or the Nasdaq Share Issuance Proposal.
On December 22, 2022, we entered into a Securities Purchase Agreement, or the SPA, with Streeterville Capital, LLC, a Utah limited liability company, or the Lender, pursuant to which we issued to the Lender an unsecured convertible promissory note with a face amount of $31.8 million, or the Note. The Note has an original issue discount of $1.8 million. We received gross proceeds of $30.0 million upon the closing on December 28, 2022, after deducting the Lender’s transaction costs in connection with the issuance. A portion of the proceeds from the Note were used to repay in full the remaining outstanding principal and accrued interest on our then-existing convertible promissory note with the Lender, dated November 16, 2021, which was cancelled upon repayment. The Note bears interest at 9.5% per annum and matures on January 1, 2024.
The SPA contains customary representations, warranties, and covenants of the Company and the Lender, as well as a participation right of the Lender to acquire certain debt obligations or convertible securities we may issue in the future.
Beginning on April 1, 2023, the Lender has the right to convert all or any portion of the outstanding balance under the Note into a number of shares of common stock obtained by dividing the amount of the Note being converted by the Conversion Price (as defined below). In addition, we have the right to convert all or any portion of the outstanding balance under the Note into shares of common stock at a conversion price of $2.00 per share if certain conditions have been met at the time of conversion, including if at any time after the six-month anniversary of the closing date, the daily volume-weighted average price of our common stock on Nasdaq equals or exceeds $2.50 per share (subject to adjustments for stock splits and stock combinations) for a period of 30 consecutive trading days. We may make payments (i) in cash, (ii) in shares of common stock, with the number of shares being equal to the portion of the applicable payment amount divided by the Conversion Price, or (iii) a combination of cash and shares of common stock. Any payments made by us in cash, including prepayments or repayment at maturity, will be subject to an additional fee of 7.5%.
The Note provides that the Company shall not effect any conversion of the Note to the extent that, after giving effect to the conversion, the Lender (together with its affiliates), would beneficially own a number of shares of common stock exceeding 4.99% of the number of shares of common stock outstanding on such date immediately after giving effect to such conversion, or the Beneficial Ownership Limitation; provided, however, that the Beneficial Ownership Limitation will be increased to 9.99% at such time our market capitalization is less than $25,000,000. By written notice to us, the Lender may increase, decrease or waive the Beneficial Ownership Limitation as to itself, but any such waiver will not be effective until the 61st day after delivery thereof.
Absent approval of the Nasdaq Share Issuance Proposal, the total cumulative number of shares of common stock that can be issued to the Lender under the Note and the SPA may not exceed 45,206,312 shares of common stock, or the Issuance Cap. We have agreed to seek stockholder approval of the issuance of shares of common stock upon conversion of the Note in excess of the Issuance Cap at this Annual Meeting. If the Nasdaq Share Issuance Proposal is not approved by our stockholders at the Annual Meeting, any remaining outstanding balance of the Note after reaching the Issuance Cap must be repaid in cash.
Upon the occurrence of certain events described in the Note, including, among others, our failure to pay amounts due and payable under the Note, events of insolvency or bankruptcy, failure to observe covenants contained in the SPA and the Note, breaches of representations and warranties in the SPA, and occurrence of certain transactions without the Lender’s consent (each such event, a “Trigger Event”), the Lender shall have the right, subject to certain exceptions, to increase the balance of the Note by 10% for a Major Trigger Event (as defined in the Note) and 5% for a Minor Trigger Event (as defined in the Note). If a Trigger Event is not cured within ten (10) trading days of written notice thereof from the Lender, it will result in an event of default (such event, an “Event of Default”). Following an Event of Default, the Lender may accelerate the Note such that all amounts thereunder become immediately due and payable, and interest shall accrue at a rate of 22% annually until paid. Under the Note, “Conversion Price” means, prior to a Major Trigger Event, $2.00 per share (subject to adjustment for stock splits and stock combinations), and following a Major Trigger Event, the lesser of (i) $2.00 per share (subject to adjustment for stock splits and stock combinations), and (ii) 90% multiplied by the lowest closing bid price in the three trading days prior to the date on which the conversion notice is delivered; provided, however, that if the Conversion Price is below $0.1756 per share, the Company will be required to satisfy a conversion notice from the Lender in cash.
As of December 31, 2022, the outstanding balance of the Note was $31,820,000 in principal and $75,652 in accrued but unpaid interest.
Additional information concerning the SPA and the Note is contained in our Current Report on Form 8-K filed with the SEC on December 22, 2022, which is incorporated by reference herein.
Why We Need Stockholder Approval
Our common stock is listed on The Nasdaq Capital Market, and as a result, we are subject to Nasdaq’s Listing Rules, including Nasdaq Listing Rule 5635. Below is an overview of the relevant provisions of Nasdaq Listing Rule 5635 as they relate to the issuance of Common Stock upon conversion of the Note and the Nasdaq Share Issuance Proposal.
Nasdaq Listing Rule 5635(d)(2)
Pursuant to Nasdaq Listing Rule 5635(d)(2), stockholder approval is required prior to the issuance of securities in connection with a transaction (or a series of related transactions) other than a public offering involving the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance at a price that is less than the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement, or the Minimum Price. On December 22, 2022, the date of the execution of the SPA, the closing price of our common stock was $0.8780 and the average closing price of our common stock for the five trading days immediately preceding December 22, 2022 was $0.8814. Although the Initial Conversion Price exceeds the applicable “Minimum Price,” as described above, upon the occurrence of certain triggering events and/or events of default, the Conversion Price may be lowered and the principal amount under the Note increased, resulting in the issuance of common stock in excess of 19.99% of our outstanding shares of common stock at less than the Minimum Price. Accordingly, we are seeking stockholder approval pursuant to Nasdaq Listing Rule 5635(d)(2). The stockholder approval requirement described above was included in the Note in order to comply with Nasdaq Listing Rule 5635(d)(2).
Nasdaq Listing Rule 5635(b)
Pursuant to Nasdaq Listing Rule 5635(b), stockholder approval is required prior to an issuance of securities that could result in a “change of control” of a listed company, which for Nasdaq purposes is generally deemed to occur when, as a result of an issuance, an investor or a group of investors acquires, or has the right to acquire, 20% or more of the outstanding equity or voting power of the company and such ownership or voting power would be the company’s largest ownership position. As described above, upon the occurrence of certain triggering events and/or events of default, the Conversion Price may be lowered and the principal amount under the Note increased, resulting in the issuance of common stock in excess of 19.99% of our outstanding shares of common stock. Although the Note includes the Beneficial Ownership Limitation, the Lender may increase, decrease or waive the Beneficial Ownership Limitation as to itself and, as a result, the Lender may receive shares of common stock in an amount that could result in the Lender holding the Company’s largest ownership position. Accordingly, we are also seeking stockholder approval pursuant to Nasdaq Listing Rule 5635(b).

Our Board has determined that it would be advisable and in the best interest of the Company and our stockholders to enable the Lender to be repaid under the Note through the exercise of the Lender’s conversion rights thereunder rather than in cash.
Potential Effects of Approval of this Proposal
If the Nasdaq Share Issuance Proposal is approved, the issuance of shares of our common stock upon conversion would dilute, and thereby reduce, each existing stockholder’s proportionate ownership in our common stock. For example, if the entire principal balance and accrued but unpaid interest under the Note as of December 31, 2022 in the amount of $31,895,652 were converted at the Conversion Price of $2.00 per share, then the conversion would result in the issuance of 15,910,000 shares of our common stock, which would increase our common stock outstanding as of December 31, 2022 from 256,666,794 shares to 272,614,620 shares (an increase of 6.2%). Either a decrease in the conversion price below $2.00 or an increase in the principal or unpaid interest under the Note would increase the number of shares of common stock issued in a conversion under the Note. Our stockholders do not have preemptive rights to subscribe to additional shares that may be issued by us upon conversion of the Note in order to maintain their proportionate ownership of the common stock. Such issuances could also dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.
Potential Effects of Non-Approval of this Proposal
If the Nasdaq Share Issuance Proposal is not approved by our stockholders at the Annual Meeting, any remaining outstanding balance of the Note after reaching the Issuance Cap must be repaid in cash. In such event, we may not have the resources to satisfy the Note at maturity or our satisfaction of the Note may materially impair our working capital. The inability to discharge such indebtedness may also materially adversely affect our ability to raise capital from third parties on attractive terms, if at all.
Vote Required
The affirmative vote of the holders of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the subject matter (excluding abstentions and broker non-votes) at the Annual Meeting will be required to approve the Nasdaq Share Issuance Proposal. Broker non-votes and abstentions will have no effect on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL 3.

PROPOSAL 4
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2023 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited our financial statements since October 2015. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accounting firms at any time during the year if they determine that such a change would be in the best interests of our company and our stockholders.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to our company for the fiscal years ended September 30, 2022 and 2021 by KPMG LLP, our independent registered public accounting firm.
	Fiscal Year Ended September 30,
	2022	2021
Audit Fees	$644,500	$522,000
Audit-Related Fees	—	—
Tax Fees	181,052	107,980
All Other Fees	—	—
Total Fees	$825,552	$629,980
Audit Fees.   This category consists of the annual audit of our consolidated financial statements and the interim reviews of the quarterly consolidated financial statements and services rendered in connection with registration statements, including comfort letters and consents.
Audit-Related Fees.   This category consists of fees billed for professional services provided in connection with assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and that are not reported under Audit Fees.
Tax Fees.   This category includes all fees associated with tax compliance, tax advice and tax planning work.
All Other Fees.   This category consists of fees for all other services that are not reported above.
Pre-Approval Policies and Procedures
Our Audit Committee charter provides that the Audit Committee will approve the fees and other significant compensation to be paid to our independent registered public accounting firm, and pre-approve all audit services and all non-audit services of our independent registered public accounting firm permitted under applicable law. The charter also provides that the Audit Committee may establish other pre-approval policies and procedures for the engagement of our independent registered public accounting firm to render services to us, including without limitation policies that would allow the delegation of pre-approval authority to one or more members of the Audit Committee, provided that any pre-approval decision is reported to the Audit Committee at its next scheduled meeting. The Audit Committee has approved all audit and audit-related work covered by the audit fees and tax fees.

Vote Required
The affirmative vote of the holders of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on the subject matter (excluding abstentions and broker non-votes) at the Annual Meeting will be required to ratify the selection of KPMG LLP. Abstentions will have no effect on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL 4.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing by Outlook Therapeutics, Inc. under the Securities Act of 1933, as amended, or the Securities Act, or the Securities Exchange Act of 1934, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2022 with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or the PCAOB. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022.
Julian Gangolli
Kurt J. Hilzinger
Ralph “Randy” H. Thurman

PROPOSAL 5
ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the SEC or the Dodd-Frank Act), the Company is providing its stockholders the opportunity to cast a non-binding, advisory vote on the compensation of its named executive officers. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on the named executive officers’ compensation. As most recently approved by stockholders at the annual meeting of stockholders in 2022 and consistent with the Board’s recommendation, we are submitting this proposal for a non-binding vote on an annual basis.
The Company’s named executive officer compensation program is designed to attract, reward and retain the caliber of officers needed to ensure the Company’s continued growth and profitability. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers described in this proxy statement. The compensation of our named executive officers is disclosed in the section of this proxy statement titled “Executive Compensation”, the compensation tables, and the related narrative disclosure contained therein. We believe that our named executive officer compensation program is competitive within our industry and strongly aligned with the long-term interests of our stockholders. Our Compensation Committee regularly reviews our named executive officer compensation program to ensure that it achieves the desired goals of aligning our named executive officer compensation structure with our stockholders’ interests and current market practices.
For these reasons, the Board recommends a vote in favor of the following resolution:
“RESOLVED, that the stockholders of Outlook Therapeutics, Inc. (the “Company”) approve, on an advisory basis, compensation paid to the Company’s named executive officers, as disclosed in Part III of the Company’s annual report on Form 10-K for the year ended September 30, 2022 and its proxy statement for the 2023 Annual Meeting, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and narrative discussion.”
Vote Required
As an advisory vote, this proposal is not binding upon the Company, our Board or our Compensation Committee. Notwithstanding the advisory nature of this vote, our Board and the Compensation Committee, which is responsible for designing and administering the Company’s named executive officer compensation program, value the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for named executive officers. Furthermore, stockholders are welcome to bring any specific concerns regarding executive compensation to the attention of the Board at any time throughout the year. This proposal requires the affirmative vote of a majority of the votes present and entitled to vote on the proposal (excluding abstentions and broker non-votes). Broker non-votes and abstentions will have no effect on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL 5.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information relating to the beneficial ownership of our common stock as of January 16, 2023, by:
•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;

•
each of our directors;

•
each of our named executive officers; and

•
all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes any shares over which a person exercises sole or shared voting or investment power. Applicable percentage ownership and total voting power are based on 256,666,794 shares of common stock outstanding as of January 16, 2023. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown beneficially owned by them, subject to applicable community property laws. Shares of common stock issuable upon vesting, exercise or conversion of outstanding equity awards or preferred stock that are exercisable, subject to vesting or convertible within 60 days after January 16, 2023 are deemed beneficially owned and such shares are used in computing the percentage ownership of the person holding the awards, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.
As otherwise noted below, the address for persons listed in the table is c/o Outlook Therapeutics, Inc., 485 Route 1 South, Building F, Suite 320, Iselin, New Jersey 08830.
	Common Stock
Name of Beneficial Owner	Number of Shares Beneficially Owned	%
Five Percent Stockholders (other than directors and officers):
GMS Ventures and Investments(1)	71,277,519	27.6%
Tenshi Healthcare Pte. Ltd.(2)	22,982,529	9.0%
Syntone Ventures, LLC(3)	19,823,045	7.7%
Jason Hope	15,012,357	5.8%
Named Executive Officers and Directors:
C. Russell Trenary III, Director, President and Chief Executive Officer	2,221,581	*
Jeff Evanson, Chief Commercial Officer	1,523,059	*
Terry Dagnon, Chief Operations Officer	1,527,131	*
Ralph H. “Randy” Thurman, Executive Chairman(4)	1,250,763	*
Gerd Auffarth, M.D, Director(5)	336,240	*
Julian Gangolli, Director(6)	451,835	*
Yezan Haddadin, Director(7)	891,429	*
Kurt J. Hilzinger, Director(8)	1,243,525	*
Andong Huang, Director(9)	315,746	*
Lawrence A. Kenyon, Director, Chief Financial Officer, Treasurer and Corporate Secretary(10)	2,740,744	1.1%
Faisal G. Sukhtian, Director(11)	892,787	*
Julia A. Haller Director(12)	21,118	*
All executive officers and directors as a group (12 persons)	13,415,958	5.0%

*
Represents beneficial ownership of less than one percent (1%) of the outstanding common stock.

†
Represents voting power of less than one percent (1%) of the outstanding common stock.

(1)
Includes warrants to acquire 1,230,315 shares of our common stock. GMS Ventures & Investments, a Cayman Islands exempted company, or GMS, is a private investment vehicle and wholly owned subsidiary of GMS Holdings. Ghiath M. Sukhtian, or Sukhtian, a natural person, is the holder of a controlling interest in GMS Holdings. The principal office address of Sukhtian is Zahran Street, 7th Circle Zahran Plaza Building, 4th Floor P.O. Box 142904, Amman, Jordan 11844.

(2)
Tenshi Healthcare Pte. Ltd., or Tenshi Healthcare, is a Singapore private limited company. Tenshi Life Sciences Private Limited, or Tenshi Life Sciences, a private investment vehicle controlled by Arun Kumar Pillai, or Kumar, is the holder of a controlling interest in Tenshi Healthcare. Kumar, a natural person, is the holder of a controlling interest in Tenshi Life Sciences. The principal office address of Kumar is #30, “Galaxy”, 1st Main, J.P. Nagar, 3rd Phase, Bangalore, India 560078.

(3)
All shares are held directly by Syntone Ventures LLC, a Delaware limited liability company, or Syntone. Syntone LLC, a Delaware limited liability company, or the Manager, is the manager of Syntone, and is wholly-owned by Syntone Technologies Group Co. Ltd., a company organized in the People’s Republic of China, or Syntone Technologies. The principal business address for each of Syntone and the Manager is 1517 Champlain Crest Way, Cary, NC 27513. The principal business address for Syntone Technologies is Beihuan Road East, Renqiu City, Heibei Province, People’s Republic of China.

(4)
Includes 1,238,888 shares of common stock issuable under outstanding options held by Mr. Thurman exercisable within 60 days of January 16, 2023.

(5)
Represents shares of common stock issuable under outstanding options held by Prof. Dr. Auffarth exercisable within 60 days of January 16, 2023.

(6)
Represents shares of common stock issuable under outstanding options held by Mr. Gangolli exercisable within 60 days of January 16, 2023.

(7)
Includes 828,086 shares of common stock issuable under outstanding options held directly by Mr. Haddadin exercisable within 60 days of January 16, 2023.

(8)
Includes 770,408 shares of common stock issuable under outstanding options held by Mr. Hilzinger exercisable within 60 days of January 16, 2023.

(9)
Represents shares of common stock issuable under outstanding options held by Mr. Huang exercisable within 60 days of January 16, 2023.

(10)
Includes 2,721,818 shares of common stock issuable under outstanding options held by Mr. Kenyon exercisable within 60 days of January 16, 2023.

(11)
Includes 824,787 shares of common stock issuable under outstanding options held directly by Mr. Sukhtian exercisable within 60 days of January 16, 2023.

(12)
Represents shares of common stock issuable under outstanding options held by Dr. Haller exercisable within 60 days of January 16, 2023.

EXECUTIVE OFFICERS OF THE COMPANY
The following table sets forth information concerning our executive officers, including their ages, as of January 30, 2023. Biographical information for C. Russell Trenary III and Lawrence A. Kenyon is included in Proposal No. 1 under the caption “Directors Continuing in Office Until the 2024 (Class II) and 2025 (Class III) Annual Meetings”.
Name	Age	Position(s)
C. Russell Trenary III	65	Director, President and Chief Executive Officer
Lawrence A. Kenyon	57	Director, Chief Financial Officer, Treasurer and Corporate Secretary
Terry Dagnon	61	Chief Operations Officer
Jeff Evanson	54	Chief Commercial Officer
Terry Dagnon.   Mr. Dagnon has served as our Chief Operations Officer since November 2018. From March 2015 through November 2018, Mr. Dagnon was Senior Vice President of Operations at Dohmen Life Science Services, and from March 2014 to March 2015 acted as its Vice President, Regulatory Affairs. From April 2013 through March 2014, Mr. Dagnon provided consulting services through a proprietary company, and prior thereto, held various positions at Alcon, a Novartis Company, where he last served Head of Regulatory Affairs, North America, from October 2012 through April 2013, and prior thereto served a variety of roles with increasing responsibility in regulatory affairs from December 1999 through October 2012. Prior to a career in the life sciences industry, Mr. Dagnon served 11 years on active duty with the United States Army and was a SFC/E-7 Special Forces Green Beret 18D Senior Non-Commissioned Officer. Mr. Dagnon received his Master of Science Regulatory Affairs from San Diego State University, and a B.S. in Health Care Administration from Wayland Baptist University.
Jeff Evanson.   Mr. Evanson has served as our Chief Commercial Officer since November 2018. Mr. Evanson has led Scott Three Consulting, LLC as Founder and President since April of 2018, and from September 2014 through April 2018, served as a Managing Director in the Life Science Practice of Navigant. Prior to joining Navigant, Mr. Evanson was the Vice President and Global Commercial Head of the Pharmaceutical Franchise at Alcon, a Novartis Company from April 2010 to September 2014. Mr. Evanson serves on the board of directors of Children’s HeartLink and was formerly a two-term board member of Gillette Children’s Hospital in St. Paul, Minnesota, from 2008 to 2014. Mr. Evanson received his M.B.A. from the University of Minnesota, and a B.A. in Chemistry from the University of St. Thomas in St. Paul Minnesota.

EXECUTIVE COMPENSATION
For the year ended September 30, 2022, our named executive officers are:
•
C. Russell Trenary III, our President and Chief Executive Officer;

•
Terry Dagnon, our Chief Operations Officer; and

•
Jeff Evanson, our Chief Commercial Officer.

We refer to these executive officers herein as our named executive officers.
Summary Compensation Table
The following table sets forth the information as to compensation awarded to, paid to or earned by our named executive officers. We did not pay any non-equity incentive plan compensation or have any non-qualified deferred compensation earnings and have omitted those columns from the table.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
C. Russell Trenary III	2022	$600,000	$195,462	$513,650	$24,068	$1,333,179
President and Chief Executive Officer	2021	145,384	—	7,304,000	6,228	7,455,612
Terry Dagnon	2022	353,077	—	966,730	114,148	1,433,955
Chief Operations Officer	2021	—	—	—	300,000	300,000
Jeff Evanson	2022	353,077	—	966,730	89,154	1,408,961
Chief Commercial Officer	2021	—	—	—	300,000	300,000

(1)
Discretionary bonus amounts paid during fiscal year ended September 30, 2022 for the calendar year performance period ended December 31, 2021.

(2)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the stock option awards granted computed in accordance with ASC 718, for stock-based compensation transactions. These amounts do not reflect the actual economic value that would be realized by the named executive officer upon the exercise of the stock options. For a discussion of the assumptions used in determining the fair value of stock option awards in the above table and other additional information on the stock options granted, refer to Note 12 of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on December 29, 2022.

(3)
Amounts in this column include the payment of term life and disability insurance premiums, along with 401(k) matching contributions. These benefits are provided to the named executive officers on the same terms as provided to all of our regular full-time employees. Additionally, for each of Mr. Dagnon and Mr. Evanson, $87,903 of the amounts reported in this column reflect compensation paid directly to Messrs. Dagnon and Evanson pursuant to their respective consulting agreements, which were in effect prior to December 21, 2021.

Narrative to Summary Compensation Table
Modification of Stock Option Post-Termination Exercise Period
In June 2022, our Compensation Committee approved an extension of the post-termination exercise period applicable to each outstanding stock option held by our executive officers (and our non-employee directors), such that upon a termination of employment for any reason, other than for cause, each option will remain exercisable through the end of the term of such option, typically 10 years from the date of grant. This modification did not result in any incremental fair value with respect to the outstanding options.
Retirement Benefits
Our named executive officers are eligible to participate in a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax, after-tax, or Roth basis, up to the statutorily prescribed annual limits on contributions under the Internal Revenue Code of 1986, as amended, or the Code. We may make matching contributions for the plan year ending December 31, based on employee deferrals for the plan year, in an amount equal to up to 3% of compensation deferred. For the 2022 plan year, we made company matching contributions to the 401(k) plan. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan (except for Roth contributions) and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.
Agreements with our Named Executive Officers
Below are written descriptions of our compensation arrangements with our named executive officers. We currently have employment agreements with Messrs. Trenary, Dagnon and Evanson. During fiscal year 2021 and through December 21, 2021, Mr. Dagnon and Mr. Evanson each provided services to us pursuant to consulting agreements, the terms of which are briefly described below.
Mr. Trenary.   In July 2021, in connection with Mr. Trenary’s appointment as President and Chief Executive Officer of the Company, we entered into an employment agreement with Mr. Trenary providing for, among other things, an initial base salary of $600,000 and a discretionary annual cash bonus with a target amount equal to 70% of Mr. Trenary’s base salary. Mr. Trenary received an initial option to purchase 4,000,000 shares of common stock, one quarter of which vested on the first anniversary of the date of grant and the remainder of which is vesting in monthly installments over the next three years, subject to Mr. Trenary’s continued service through each vesting date. Mr. Trenary also received an option to purchase 1,000,000 shares of common stock, which were set to vest based on Company performance. However, this performance option was cancelled, and Mr. Trenary received a new option to purchase 1,500,000 shares of common stock on December 21, 2021, vesting based the achievement of certain performance milestones. 1,000,000 of the shares underlying this performance option were forfeited in accordance with their terms due to non-satisfaction of the applicable performance criteria. 500,000 shares underlying this performance option vested for Mr. Trenary on March 31, 2022 in accordance with their terms based on the Company’s submission of the ONS-5010 BLA on or prior to the last day of the first calendar quarter of 2022. As described below under “Outstanding Equity Awards at Fiscal Year End,” following the end of the 2022 fiscal year, Mr. Trenary received a new option to purchase 1,000,000 shares of our common stock, which will vest upon the Company’s achievement of certain performance milestones. Mr. Trenary is entitled to certain severance and change in control benefits pursuant to his employment agreement, the terms of which are described below under “— Potential Payments upon Termination or Change of Control.”
Mr. Dagnon and Mr. Evanson.   During fiscal year 2021 and prior to December 21, 2021, the Company was a party to consulting agreements with each of Mr. Dagnon and Mr. Evanson, each of which were amended on November 8, 2021. The agreements provided for the payment of a monthly fee for services during the term of each agreement ($37,500 for 30 hours per week), and also provided for the issuance of 1,207,457 shares to each, subject to stockholder approval (which was obtained in March 2020).
On December 21, 2021, we entered into employment agreements with each of Mr. Dagnon and Mr. Evanson, which superseded and replaced their prior consulting agreements. Pursuant to their new employment agreements, each of Mr. Dagnon and Mr. Evanson receives a base salary of $450,000 and a discretionary annual cash bonus with a target amount equal to 50% of his respective base salary In connection with their entry into the employment agreements, each of Mr. Dagnon and Mr. Evanson received an option to purchase 800,000 shares of common stock, one quarter of which vested on the first anniversary of the date of grant and the remainder of which is vesting in monthly installments over the succeeding three years, subject to their continued service through each vesting date. In addition, each of Mr. Dagnon and Mr. Evanson received a performance-vesting option to purchase 200,000 shares of common stock, 100,000 of which were forfeited by each of Mr. Dagnon and Mr. Evanson in accordance with their terms due to non-satisfaction of the applicable performance criteria. 100,000 shares underlying this performance option vested for each of Mr. Dagnon and Mr. Evanson on March 31, 2022 in accordance with their terms based on the Company’s submission of the ONS-5010 BLA on or prior to the last day of the first calendar quarter of 2022. Following the end of the 2022 fiscal year, Mr. Dagnon and Mr. Evanson each received options to purchase 100,000 shares of our common stock, which will vest upon the Company’s achievement of certain performance milestones. Under their employment agreements, Messrs. Dagnon and Evanson are entitled to certain severance and change in control benefits, the terms of which are described below under “—Potential Payments upon Termination or Change of Control.”
Potential Payments Upon Termination or Change of Control
Regardless of the manner in which one of our named executive officer’s service terminates, each is generally entitled to receive amounts earned during his term of service, including salary and unused vacation pay. The terms of each named executive officer’s potential payments upon termination or change of control are summarized below.
Mr. Trenary.   Pursuant to Mr. Trenary’s current executive employment agreement, if he is terminated without cause or if he resigns for good reason, subject to his execution of a separation agreement with an effective release of claims in favor of us and continued compliance with certain restrictive covenants set forth in such employment agreement and the Company’s proprietary information, inventions, non-competition and non-solicitation agreement, or PIIA, he is entitled to continued payment of his base salary for 12 months following the termination, 100% of his target bonus for the calendar year of termination paid in a lump sum, employee benefit coverage for up to 12 months, full vesting of 50% of his then unvested equity awards, and reimbursement of expenses owed to him through the date of his termination.
If Mr. Trenary’s employment is terminated by us or any successor entity (provided such successor entity either assumes Mr. Trenary’s equity awards or substitutes similar equity awards) without cause or if he resigns for good reason within two months prior to or within 12 months following a change in control (as defined in the Company’s 2015 Equity Incentive Plan, as amended, or the 2015 Plan), subject to his execution of a separation agreement with an effective release of claims in favor of us and continued compliance with certain restrictive covenants set forth in such employment agreement and the PIIA, he is entitled to continued payment of his base salary for 18 months, 150% of his annual target bonus for the calendar year of termination paid in a lump sum, employee benefit coverage for up to 18 months, and reimbursement of expenses owed to him through the date of his termination. Additionally, 100% of his then unvested equity awards shall become fully vested.
For purposes of Mr. Trenary’s employment agreement:
•
“Cause” for termination means that the Company has determined in its sole discretion that Mr. Trenary has engaged in any of the following: (i) a material breach of any covenant or condition under his employment agreement or any other agreement between Mr. Trenary and the Company; (ii) any act constituting dishonesty, fraud, immoral or disreputable conduct; (iii) any conduct which constitutes a felony under applicable law; (iv) material violation of any Company policy or any act of misconduct; (v) refusal to follow or implement a clear and reasonable directive of the Company; (vi) negligence or incompetence in the performance of his duties or failure to perform such duties in a manner satisfactory to the Company after the expiration of 10 days without cure after written notice of such failure; or (vii) breach of fiduciary duty.

•
“Good reason” means the occurrence of any of the following events without Mr. Trenary’s consent: (i) a material reduction in his base salary of at least 25%; (ii) a material breach of the employment agreement by us; (iii) a material reduction in Mr. Trenary’s duties, authority and responsibilities relative to his duties, authority, and responsibilities in effect immediately prior to such reduction; or (iv) the relocation of Mr. Trenary’s principal place of employment, without his consent, in a manner that lengthens his one-way commute distance by 50 or more miles from his then-current principal place of employment immediately prior to such relocation; provided, however, that none of the events described in this sentence will constitute good reason unless and until (x) Mr. Trenary first notifies us in writing describing in reasonable detail the condition(s) that constitutes good reason within 30 days of its occurrence, (y) we fail to cure the condition(s) within 30 days after our receipt of written notice, and (z) Mr. Trenary voluntarily terminates his employment within 30 days after the end of 30-day cure period.

Mr. Dagnon.   Pursuant to Mr. Dagnon’s current executive employment agreement, if he is terminated without cause or if Mr. Dagnon terminates his employment for good reason, he would be entitled to receive an amount equal to 12 months of his base salary plus a bonus equal to his full target amount, employee benefit coverage for up to 12 months, as well as the acceleration of 50% of his unvested equity awards subject to time-based vesting requirements.
For purposes of Mr. Dagnon’s employment agreement:
•
“Cause” is generally as defined above with respect to Mr. Trenary’s employment agreement.

•
“Good reason” generally means the occurrence of any of the following events without Mr. Dagnon’s consent: (i) a material reduction in Mr. Dagnon’s base salary of at least 25%; (ii) a material breach of the employment agreement by the Company; (iii) a material reduction in Mr. Dagnon’s duties, authority and responsibilities relative to Mr. Dagnon’s duties, authority, and responsibilities in effect immediately prior to such reduction; or (iv) the relocation of Mr. Dagnon’s principal place of employment, without his consent, in a manner that lengthens his one-way commute distance by 50 or more miles from his then-current principal place of employment immediately prior to such relocation, not to include Mr. Dagnon’s initial relocation to a new headquarters to be established at the direction of the board of directors; provided, however, that none of the events described in this sentence will constitute good reason unless and until (x) Mr. Dagnon first notifies us in writing describing in reasonable detail the condition(s) that constitutes good reason within 30 days of its occurrence, (y) we fail to cure the condition(s) within 30 days after our receipt of written notice, and (z) Mr. Dagnon voluntarily terminates his employment within 30 days after the end of 30-day cure period..

Mr. Evanson.   Pursuant to Mr. Evanson’s current executive employment agreement, if he is terminated without cause or if Mr. Evanson terminates his employment for good reason, he would be entitled to receive an amount equal to 12 months of his base salary plus a bonus equal to his full target amount, employee benefit coverage for up to 12 months, as well as the acceleration of 50% of his unvested equity awards subject to time-based vesting requirements.
For purposes of Mr. Evanson’s employment agreement:
•
“Cause” is generally as defined above with respect to Mr. Trenary’s employment agreement.

•
“Good reason” is generally as defined above with respect to Mr. Dagnon’s employment agreement.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth certain information regarding equity awards granted to our named executive officers that remain outstanding as of September 30, 2022.
	Option awards(1)
	Grant date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
C. Russell Trenary III	07/06/2021	1,166,664	2,833,336(2)	—	2.42	07/06/2030
	12/21/2021	500,000	—	—	1.44	12/21/2031
Terry Dagnon	12/21/2021	100,000	—	—	1.44	12/21/2031
	12/21/2021	—	800,000(3)	—	1.44	12/21/2031
Jeff Evanson	12/21/2021	100,000	—	—	1.44	12/21/2031
	12/21/2021	—	800,000(3)	—	1.44	12/21/2031

(1)
The outstanding equity awards as of September 30, 2022 are stock options that were granted under and subject to the terms of the 2015 Plan. Except as otherwise indicated, each stock option is subject to vesting, subject to the executive’s continuous service with us through the vesting dates (or satisfaction of the vesting conditions) and the potential vesting acceleration of the time-based vesting conditions upon a change in control and certain terminations of employment.
(2)
Twenty-five percent of the shares subject to the option vested on July 6, 2022, with the remaining shares vesting in equal monthly installments over the following three years thereafter, subject to Mr. Trenary’s continuous service with the Company on each such date. The option is also subject to acceleration under certain circumstances.

(3)
Twenty-five percent of the shares subject to the option vested on December 21, 2022, with the remaining shares vesting in equal monthly installments over the following three years thereafter, subject to continuous service with the Company on each such date. The option is also subject to acceleration under certain circumstances.

Director Compensation
The following table sets forth information concerning the compensation earned for service on the Board during the year ended September 30, 2022. Mr. Trenary’s compensation as an executive officer is set forth under “—  Summary Compensation Table.” Mr. Trenary and Mr. Kenyon did not receive any additional compensation for service as a director. None of our directors earned any compensation other than cash fees or stock option awards under the 2015 Plan during the fiscal year ended September 30, 2022. Accordingly, we have omitted all other columns from the table below.
Name	Fees Earned or Paid in Cash(1) ($)	Option Awards(2)(3) ($)	Total ($)
Randy Thurman	$205,513	131,207	$336,720
Gerd Auffarth	44,058	35,000	79,058
Julian Gangolli	77,559	35,000	112,559
Kurt Hilzinger	60,058	35,000	95,058
Yezan Haddadin	82,559	35,000	117,559
Andong Huang	40,058	35,000	75,058
Faisal G. Sukhtian	78,059	35,000	113,059
Julia A. Haller(4)	6,044	24,426	30,470

(1)
All non-employee directors, except Randy Thurman and Julia Haller, elected to receive annual cash fees pursuant to our non-employee director compensation policy as in effect during fiscal 2022 in the form of stock options. See discussion below under “—  Non-Employee Director Compensation Policy” for cash retainers, as well as discussion of stock options in lieu of fees below under “—  Non-Employee Director Compensation Policy — Option Awards in Lieu of Cash Fees.”

(2)
Reflects the aggregate grant date fair value of the stock option awards granted computed in accordance with ASC 718, for stock-based compensation transactions. These amounts do not reflect the actual economic value that would be realized by the director upon exercise of the stock options. For a discussion of the assumptions used in determining the fair value of awards of stock options in the above table and other additional information on stock options granted, refer to Note 12 of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on December 29, 2022. Amounts include stock options granted in lieu of cash fees in additional to annual and/or initial grants. See discussion of stock options in lieu of fees below under “—  Non-Employee Director Compensation Policy — Option Awards in Lieu of Cash Fees.”

(3)
As of September 30, 2022, the following non-employee directors held options to purchase the following number of shares of our common stock: Randy Thurman (1,238,888), Gerd Auffarth (323,456), Julian Gangollli (422,971), Kurt Hilzinger (741,610), Yezan Haddadin (792,088), Andong Huang (304,882), Faisal Sukhtian (787,349), Julia Haller (25,000).

(4)
Dr. Haller was appointed to the Board on August 11, 2022.

Non-Employee Director Compensation Policy
We have adopted a non-employee director compensation policy, most recently amended effective October 1, 2020 for fiscal years beginning with the 2021 fiscal year, pursuant to which our non-employee directors are eligible to receive the compensation described below for service on the Board and committees of the Board.
Equity Compensation
Initial Grant
Each new non-employee director who joins the Board is granted a non-statutory stock option to purchase 25,000 shares of common stock under the 2015 Plan, which options vest annually over the three years from the grant date, subject to continued service as a director through the applicable vesting date.
Annual Grant
On the date of each annual meeting of our stockholders, each non-employee director also receives an annual non-statutory stock option grant under the 2015 Plan with respect to a number of shares of our common stock having an aggregate “fair value” of $35,000 as of the annual meeting date, determined using a Black-Scholes or binominal valuation model regularly used by us on the grant date. These options vest on the earlier of the first anniversary of the grant date or the date of the next annual meeting of our stockholders, subject to continued service as a director through the applicable vesting date.
Modification of Post-Termination Exercise Period
In June 2022, our Compensation Committee approved an extension of the post-termination exercise period applicable to each outstanding stock option held by our non-employee directors (and our executive officers), such that upon a termination of service for any reason, other than for cause, each option will remain exercisable through the end of the term of such option, typically 10 years from the date of grant. This modification did not result in any incremental fair value with respect to the outstanding options.
Cash Compensation
Each non-employee director receives an annual cash retainer of $40,000 for serving on the Board. The chairperson of the Board also receives an additional annual cash retainer of $30,000. In the event that the chairperson is an employee and the Board appoints a Lead Independent Director, that person will receive the additional annual cash retainer otherwise payable to the chairperson.
In addition, as Executive Chairman, Mr. Thurman is entitled to an additional annual retainer of $120,000 payable in equal monthly installments.
The chairperson and members of the four principal standing committees of the Board are generally entitled to the following annual cash retainers:
Board Committee	Chairperson Fee	Member Fee
Audit Committee	$15,000	$7,500
Compensation Committee	10,000	5,000
Nominating and Corporate Governance Committee	8,000	4,000
Executive Committee	—	30,000
All annual cash compensation amounts are payable in equal quarterly installments in arrears, on the last day of each fiscal quarter for which the service occurred, pro-rated based on the days served in the applicable fiscal quarter. As discussed below under “—  Option Awards in Lieu of Cash Fees,” with respect to the 2022 fiscal year, Messrs. Hilzinger, Haddadin, Sukhtian, Gangolli, Huang and Prof. Dr. Auffarth elected to receive a one-time equity grant in lieu of cash fees.

Option Awards in Lieu of Cash Fees
Under the non-employee director compensation policy, each non-employee director may elect to receive all annual cash compensation the form of stock options granted pursuant to the 2015 Plan. This election must be made prior to the beginning for the applicable fiscal year, and each non-employee director must submit a new election for each fiscal year. If a non-employee director elects to receive compensation in the form of stock options, such stock options are automatically be granted on the third business day in October of such fiscal year and vest as follows: (i) 25% will vest on the last day of the first fiscal quarter during such fiscal year, and (ii) 25% will vest on the last day of each subsequent fiscal quarter during such fiscal year, provided the non-employee director is in service as a director on the first day of the fiscal quarter of the applicable scheduled vesting date. Non-employee directors who join the Board mid-fiscal year make their elections within 30 days following commencement of service, and options are automatically granted on the first day of the fiscal quarter following such election.
In accordance with such election in the fiscal year 2022, our non-employee directors were granted the following option awards:
	Option awards
Name	Grant date	Number of options granted	Grant date fair value ($)	Option exercise price ($)	Option expiration date
Kurt Hilzinger	10/5/2021	34,425	1.74	2.12	10/5/2031
Yezan Haddadin	10/5/2021	47,335	1.74	2.12	10/5/2031
Faisal Sukhtian	10/5/2021	44,753	1.74	2.12	10/5/2031
Julian Gangolli	10/5/2021	44,466	1.74	2.12	10/5/2031
Gerd Auffarth	10/5/2021	25,245	1.74	2.12	10/5/2031
Andong Huang	10/5/2021	22,950	1.74	2.12	10/5/2031
Hedging Transactions
Our Insider Trading Policy prohibits officers, directors, employees or our consultants from engaging in short sales, transactions in put or call options, hedging transactions, margin accounts, pledges, or other inherently speculative transactions with respect to our securities at any time.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information with respect to all of our equity compensation plans in effect as of September 30, 2022.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(#)	Weighted-average exercise price of outstanding options, warrants and rights (b)($)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))(c)(#)
Equity compensation plans approved by security holders:
2011 Stock Incentive Plan	2,470	49.97(1)	—(2)
2015 Equity Incentive Plan	20,824,581	1.49(3)	13,546,604(4)
2016 Employee Stock Purchase Plan	—	—	508,145(5)
Equity compensation plans not approved by security holders	—	—	—
Total	20,827,051		14,054,749

(1)
Represents the base price per outstanding performance stock unit, or PSU, awards at September 30, 2022.

(2)
Upon approval of the 2015 Plan, no additional options or awards were granted under the 2011 Stock Incentive Plan; all outstanding stock awards continue to be governed by their existing terms.

(3)
Number of securities to be issued upon exercise of outstanding options, warrants and rights outstanding at September 30, 2022 under the 2015 Plan is comprised of option awards only.

(4)
The number of shares of our common stock reserved for issuance under the 2015 Plan automatically increases on January 1st of each year continuing through January 1, 2026, in an amount equal to the lesser of (A) 3% of the total number of shares of our common stock outstanding on December 31st of the immediately preceding calendar year and (B) a number determined by our board of directors. Accordingly, on January 1, 2023, an additional 7,700,004 shares were automatically added to the 2015 Plan reserve.

(5)
The number of shares of our common stock reserved for issuance under the 2016 Employee Stock Purchase Plan, or ESPP, automatically increases on January 1st each year continuing through January 1, 2026, by the lesser of (i) one percent (1%) of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, (ii) 220,000 shares of our common stock and (iii) a number determined by our board of directors. Accordingly, on January 1, 2023, an additional 220,000 shares were automatically added to the ESPP reserve.

TRANSACTIONS WITH RELATED PERSONS
The following is a summary of transactions since October 1, 2020 to which we have been a party, in which the amount involved exceeded or will exceed the lesser of (x) $120,000 or (y) 1% of the average of our total assets at September 30, 2021 and 2022, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest other than compensation and other arrangements that are described in the section titled “Executive Compensation.” We also describe below certain other transactions with our directors, former directors, executive officers and stockholders.
Financings
Loans and Guarantees
In April 2021, BioLexis Pte. Ltd., or BioLexis, who was at that time the Company’s largest stockholder, completed a restructuring pursuant to which all shares of our common stock held by BioLexis for the benefit of affiliates of GMS Ventures were transferred to GMS Ventures. Prior to April 2021, in connection with the November 2018 private placement to BioLexis, we entered into a Second Note and Warrant Amendment and Waiver, or the Second Amendment, to our senior secured notes originally issued in December 2016. Under this Second Amendment, the maturity date of such senior secured notes was able to be extended up to December 22, 2019.
In November 2018, following the initial sale to BioLexis, we paid the senior secured noteholders an aggregate of approximately $2.2 million of principal and interest. Additionally, we entered into a Third Note and Warrant Amendment and Waiver, with the secured noteholders of the remaining $6.7 million outstanding aggregate principal amount, pursuant to which we amended the maturity date of the senior secured notes to December 22, 2019, and the scheduled payments of principal and interest on or prior to each of June 30, 2019 ($3.0 million), July 31, 2019 ($1.0 million) and August 31, 2019 ($1.0 million) were removed. We also increased the interest rate payable to 12.0% per annum from 5.0% per annum.
In addition, in November 2018, we and the then holders of the senior notes mutually agreed to reduce the exercise price of the warrants held by them to acquire an aggregate of 474,062 shares of our common stock to $12.00 per share, and extend the expiration of such warrants by three years.
We also agreed to take such steps as may be reasonably necessary to amend the exercise price to $12.00 and further extend the expiration date of our outstanding Series A warrants (Nasdaq: OTLKW) by three years. Such Series A warrants had an exercise price of $52.80 per share and expire on the earlier to occur of (a) the date that is 20 business days after the date on which the closing sales price of our common stock is greater than or equal to $58.00 per share and (b) February 18, 2019. In January 2019, we reduced the exercise price of these warrants from $52.80 to $12.00 and further extended the exercise period from February 18, 2019 to February 18, 2022. On February 16, 2022, the Series A warrants were delisted from Nasdaq and on February 18, 2022 the Series A Warrants expired.
Employment and Other Compensation Arrangements, Equity Plan Awards
We have entered into employment agreements and consulting agreements with certain of our executive officers in connection with their employment or provision of services to us. For more information regarding the executives’ arrangements, see “Executive Compensation — Agreements with Our Named Executive Officers.”
We also have established certain equity plans, pursuant to which we grant equity awards to our employees and directors.
GMS Ventures & Investments
February 2021 Public Offering
GMS Ventures participated in the February 2021 underwritten offering of our common stock, acquiring 8,360,000 shares of our common stock from the underwriter at the public offering price per share of $1.00, for gross proceeds of $8.36 million to us. We did not pay the underwriter any commissions or discounts on shares sold by it to GMS Ventures.
November 2021 Public Offering
GMS Ventures participated in the November 2021 underwritten offering of our common stock, acquiring 16,000,000 shares of our common stock from the underwriter at the public offering price per share of $1.25, for gross proceeds of $20.0 million to us. We did not pay the underwriter any commissions or discounts on shares sold by it to GMS Ventures.
April 2022 Amended and Restated Investor Rights Agreement
In April 2022, the Company entered into an Amended and Restated Investor Rights Agreement, or the A&R IRA, with GMS Ventures, which amended and restated the Investor Rights Agreement, or the Previous IRA, dated as of September 11, 2017, between the Company, GMS Ventures and BioLexis. The A&R IRA was entered into in connection with a restructuring of BioLexis pursuant to which all shares of the Company’s capital stock held by BioLexis for the benefit of affiliates of GMS Ventures were transferred to GMS Ventures, or the Restructuring. In connection with the Restructuring, the rights and obligations of BioLexis under the Previous IRA were terminated. Under the A&R IRA, the Company granted GMS Ventures demand and piggyback registration rights consistent with the Previous IRA. In addition, as long as GMS Ventures and certain of its affiliates maintain beneficial ownership of at least 5% of the Company’s outstanding common stock, GMS Ventures shall be entitled to nominate directors to the Board in proportion to the aggregate of it and Tenshi Healthcare’s ownership stake in the Company (rounded up). As long as GMS Ventures maintains beneficial ownership of at least 50% of the Company’s outstanding common stock but less than or equal to 57%, GMS Ventures shall be entitled to nominate four of the directors for election to the Board. Additionally, pursuant to the A&R IRA, GMS Ventures will have certain information rights, as well as the right of first offer over future issuances of securities and a right of participation in future securities issuances.
December 2022 Registered Direct Equity Offering
In December 2022, in a registered direct equity offering to certain institutional and accredited investors, the Company issued 28,460,831 shares of common stock at a purchase price per share of $0.8784 for $24.0 million in net proceeds after payment of placement agent fees and other estimated offering costs. GMS Ventures purchased an aggregate of 14,230,418 in the registered direct equity offering.
Syntone Ventures, LLC
February 2021 Private Placement Offering
In February 2021, we received $3.0 million in proceeds in connection with a securities purchase agreement entered into on January 28, 2021 with Syntone, in a concurrent private placement to our underwritten public offering, pursuant to which we issued and sold 3,000,000 shares of our common stock at a purchase price of $1.00 per share, the same price per share paid by investors in the underwritten public offering.
Indemnification Agreements
Our amended and restated certificate of incorporation, as amended, contains provisions limiting the liability of directors, and our amended and restated bylaws, as amended, provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws, each as amended, also provides the Board with discretion to indemnify our employees and other agents when determined appropriate by the Board. In addition, we have entered into an indemnification agreement with each of our directors and executive officers that requires us to indemnify our directors and executive officers.

Related-Party Transaction Policy
In 2016, we adopted a formal written policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related-party transaction with us without the prior consent of our Audit Committee, or other independent members of the Board in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to our Audit Committee, including, but not limited to, whether the transaction will be on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are stockholders will be “householding” our Proxy Materials. A single set of annual meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of annual meeting materials, please notify your broker or us. Direct your written request to Outlook Therapeutics, Inc., Corporate Secretary, 485 Route 1 South, Building F, Suite 320, Iselin, New Jersey 08830. Stockholders who currently receive multiple copies of the annual meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
/s/ Lawrence A. Kenyon

Lawrence A. Kenyon
Corporate Secretary

APPENDIX A
FORM OF CERTIFICATE OF AMENDMENT OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF OUTLOOK THERAPEUTICS, INC.
Outlook Therapeutics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies that:
First:   The name of the Company is Outlook Therapeutics, Inc. (the “Company”).
Second:   The date of filing of the filing the original Certificate of Incorporation of this Company with the Secretary of State of the State of Delaware was October 22, 2015 and the date of filing of the Amended and Restated Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware was May 18, 2016.
Third:   The Board of Directors of the Company, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions further amending its Amended and Restated Certificate of Incorporation as follows:
Paragraph A of ARTICLE IV of the Company’s Amended and Restated Certificate of Incorporation be, and it hereby is, amended and restated to read in its entirety as follows:
“A.   The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is four hundred thirty-five million (435,000,000) shares. Four hundred twenty-five million (425,000,000) shares shall be Common Stock, each having a par value of one cent ($0.01). Ten million (10,000,000) shares shall be Preferred Stock, each having a par value of one cent ($0.01).”
Fourth:   The foregoing amendment was submitted to the stockholders of the Company for their approval, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
In Witness Whereof, Outlook Therapeutics, Inc. has caused this Certificate of Amendment to be signed by its Chief Financial Officer, Treasurer and Secretary this           day of                 , 2023.
Outlook Therapeutics, Inc.
By:

Lawrence A. Kenyon
Chief Financial Officer, Treasurer and Secretary

A-1

ANNUAL MEETING OF STOCKHOLDERS OFOUTLOOK THERAPEUTICS, INC.March 29, 2023PROXY VOTING INSTRUCTIONSINTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) inthe United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.Vote online/phone until 11:59 PM EST the day before the meeting.MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.IN PERSON - You may vote your shares in person by attending the Annual Meeting.GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.COMPANY NUMBER ACCOUNT NUMBERImportant Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held March 29, 2023The Proxy Statement and our 2022 Annual Report to Stockholders are available at http://www.astproxyportal.com/ast/22704/Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.00002220303003030000 4 032923THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING NOMINEES AND "FOR" PROPOSALS 2, 3, 4 AND 5.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE xProposal 1 To elect the following nominees to Class I of the Company’s board of directors:THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, 4 AND 5. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.Yezan Haddadin Kurt J. Hilzinger Faisal G. SukhtianProposal 2 To approve the amendment of Outlook Therapeutics, Inc.’s Amended and Restated Certificate of Incorporation to increase the total number of shares of our common stock authorized for issuance from 325,000,000 shares to 425,000,000 shares.Proposal 3 To approve the potential issuance in excess of 19.99% of our outstanding common stock upon the conversion of an outstanding convertible note at less than the “minimum price” under Nasdaq Listing Rule 5635, if required pursuant to the terms of the convertible note.Proposal 4 To ratify the selection of KPMG LLP as Independent Registered Public Accounting Firm for Fiscal 2023.Proposal 5 A non-binding advisory vote on the compensation of our named executive officers.FOR WITHHOLDFOR AGAINST ABSTAINFOR AGAINST ABSTAINFOR AGAINST ABSTAINFOR AGAINST ABSTAINTo change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.Signature of StockholderDate:Signature of StockholderDate:Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0OUTLOOK THERAPEUTICS, INC.PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 29, 2023 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATEDThe undersigned hereby constitutes and appoints C. Russell Trenary III and Lawrence A. Kenyon, and each of them as proxies, each with full power of substitution, and authorizes each of them to represent and to vote all of the shares of common stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) of Outlook Therapeutics, Inc. (the “Company”) in such manner as they, or either of them, may determine on any matters that may properly come before the Annual Meeting or any postponements or adjournments thereof and to vote on the matters set forth on the reverse side as directed by the undersigned. The Annual Meeting will be held on March 29, 2023, 10:00 a.m. Eastern Time at Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, Pennsylvania 19428. The undersigned hereby revokes any proxies previously given.(Continued and to be signed on the reverse side)1.1 14475